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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ranger Energy Services, Inc.
Houston, Texas

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of (i) our report dated March 9, 2017, relating to the combined consolidated financial statements of Ranger Energy Services, Inc. Predecessor and (ii) our report dated July 23, 2017, relating to the balance sheet of Ranger Energy Services, Inc. as of March 31, 2017, which are contained in the Registration Statement on Form S-1 of Ranger Energy Services, Inc. (File No. 333-218139), as amended, and incorporated by reference in this Registration Statement.

        We also consent to the reference to us under the caption "Experts" in the prospectus incorporated by reference in this Registration Statement.

/s/ BDO USA, LLP

Houston, Texas

August 10, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm